Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-167482) on Form S-1 of Naugatuck Valley Financial Corporation of our report dated March 29, 2010, relating to our audits of the consolidated financial statements of Southern Connecticut Bancorp., Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut

September 20, 2010